HEDDEN CHONG
Chartered Accountants
a partnership of incorporated professionals
#104 - 3989 HENNING DRIVE
BURNABY, B.C. V5C 6N5
TELEPHONE: (604) 320-5850
FACSIMILE: (604) 291-1601

October 23, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Mesdames:

Re: Global Innovative Systems, Inc. (the "Company")

We have read the paragraphs of Item 4 included in the Company's Form 8-K dated October 19, 2001, filed with the Securities and Exchange Commission on October 23, 2001, and are in agreement with the statements contained therein.

Yours very truly,

HEDDEN CHONG

/s/ signed

Andy Young

cc: Global Innovative Systems, Inc.